Exhibit 10.1

AMENDED AND RESTATED INNODATA INC. EQUITY COMPENSATION PLAN

RESTRICTED STOCK UNIT AGREEMENT

This RESTRICTED STOCK UNIT AGREEMENT (the “Agreement”), dated as of [DATE] (the “Date of Grant”), is delivered by Innodata Inc. (the “Company”) to [NAME] (the “Participant”).

RECITALS

The Amended and Restated Innodata Inc. Equity Compensation Plan (the “Plan”) provides for the grant of restricted stock units in accordance with the terms and conditions of the Plan. The Committee has decided to make this grant of restricted stock units as an inducement for the Participant to promote the best interests of the Company and its stockholders. The Participant hereby acknowledges the receipt of a copy of the Plan and the official Plan prospectus, each of which have been provided with this Agreement. Paper copies of the Plan and the official Plan prospectus are available by contacting the General Counsel of the Company at 201-371-8017 or aagress@innodata.com. This Agreement is made pursuant to the Plan and is subject in its entirety to all applicable provisions of the Plan. Capitalized terms used herein and not otherwise defined will have the meanings set forth in the Plan.

For this Agreement to be valid, the Participant must return a copy of this Agreement to Amy Agress, SVP and General Counsel, Innodata Inc., email aagress@innodata.com.

1.              Grant of Stock Units. Subject to the terms and conditions set forth in this Agreement and in the Plan, the Company hereby grants the Participant [NO. OF RSUs GRANTED] restricted stock units, subject to the restrictions set forth below and in the Plan (the “Stock Units”). Each Stock Unit represents the right of the Participant to receive a share of common stock of the Company (“Company Stock”), if and when the specified conditions are met in Section 3 below, and on the applicable payment date set forth in Section 5 below.

2.             Stock Unit Account. Stock Units represent hypothetical shares of Company Stock, and not actual shares of stock. The Company shall establish and maintain a Stock Unit account, as a bookkeeping account on its records, for the Participant and shall record in such account the number of Stock Units granted to the Participant. No shares of Company Stock shall be issued to the Participant at the time the grant is made, and the Participant shall not be, and shall not have any of the rights or privileges of, a stockholder of the Company with respect to any Stock Units recorded in the Stock Unit account. The Participant shall not have any interest in any fund or specific assets of the Company by reason of this award or the Stock Unit account established for the Participant.

3.              Vesting.

(a)               The Stock Units shall become vested with respect to 1/3 of the Stock Units on each of the first, second and third anniversaries of the Date of Grant (each a “Vesting Date”), provided that the Participant continues to be employed by, or provide service to, the Company (or a Subsidiary of the Company) from the Date of Grant until the applicable Vesting Date.

(b)               The vesting of the Stock Units shall be cumulative, but shall not exceed 100% of the Stock Units.

4.             Termination of Stock Units. Except as set forth herein, or as otherwise set forth in an employment agreement between the Company and the Participant, if the Participant ceases to be employed by, or provide service to, the Company (or a Subsidiary of the Company) for any reason before all of the Stock Units vest, any unvested Stock Units shall automatically terminate and shall be forfeited as of the date of the Participant’s termination of employment or service. No payment shall be made with respect to any unvested Stock Units that terminate as described in this Section

5.              Payment of Stock Units and Tax Withholding.

(a)               If and when the Stock Units vest, the Company shall issue to the Participant one share of Company Stock for each vested Stock Unit. Payment of any Stock Units that vest shall be made within 30 days after the applicable Vesting Date.

(b)              All obligations of the Company under this Agreement shall be subject to the rights of the Company as set forth in the Plan to withhold amounts required to be withheld for any taxes, if applicable. The Participant shall be required to provide for the payment of, any federal, state, local or other taxes with respect to the Stock Units. Subject to Committee approval, the Participant may elect to satisfy any withholding tax obligation of the Employer with respect to the Stock Units by having shares of Company Stock withheld to satisfy an amount equal to the amount of any FICA, federal income, state, local and other tax liabilities required by law to be withheld with respect to the Stock Units.

(c)               The obligation of the Company to deliver Company Stock shall also be subject to the condition that if at any time the Committee shall determine in its discretion that the listing, registration or qualification of the shares upon any securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory body is necessary or desirable as a condition of, or in connection with, the issuance of shares, the shares may not be issued in whole or in part unless such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Committee.

6.             No Stockholder Rights; Dividend Equivalents. Neither the Participant, nor any person entitled to receive payment in the event of the Participant’s death, shall have any of the rights and privileges of a stockholder with respect to shares of Company Stock, including voting or dividend rights, until certificates for shares have been issued upon payment of Stock Units. The Participant acknowledges that no election under Section 83(b) of the Code is available with respect to Stock Units. Notwithstanding the foregoing, the Committee may grant to the Participant Dividend Equivalents on the shares underlying the Stock Units prior to the applicable Vesting Date, which shall be credited to the Stock Unit account for the Participant and will be paid or distributed in accordance with this Agreement and the Plan.

7.             Grant Subject to Plan Provisions. This grant is made pursuant to the Plan, the terms of which are incorporated herein by reference, and in all respects shall be interpreted in accordance with the Plan. The grant and payment of the Stock Units are subject to the provisions of the Plan and to interpretations, regulations and determinations concerning the Plan established from time to time by the Committee in accordance with the provisions of the Plan, including, but not limited to, provisions pertaining to (a) rights and obligations with respect to withholding taxes, (b) the registration, qualification or listing of the shares of Company Stock, (c) changes in capitalization of the Company and (d) other requirements of applicable law. The Committee shall have the authority to interpret and construe the Stock Units pursuant to the terms of the Plan, and its decisions shall be conclusive as to any questions arising hereunder.

8.             No Service or Other Rights. The grant of the Stock Units shall not confer upon the Participant any right to be employed by, retained by or in the service of the Company (or a Subsidiary of the Company) and shall not interfere in any way with the right of the Company (or a Subsidiary of the Company) to terminate the Participant’s employment or service at any time.

9.             Assignment and Transfers. Except as the Committee may otherwise permit pursuant to the Plan, the rights and interests of the Participant under this Agreement may not be sold, assigned, encumbered or otherwise transferred except, in the event of the death of the Participant, by will or by the laws of descent and distribution. In the event of any attempt by the Participant to alienate, assign, pledge, hypothecate, or otherwise dispose of the Stock Units or any right hereunder, except as provided for in this Agreement, or in the event of the levy or any attachment, execution or similar process upon the rights or interests hereby conferred, the Company may terminate the Stock Units by notice to the Participant, and the Stock Units and all rights hereunder shall thereupon become null and void. The rights and protections of the Company hereunder shall extend to any successors or assigns of the Company and to the Company’s parents, subsidiaries, and affiliates. This Agreement may be assigned by the Company without the Participant’s consent.

10.           Applicable Law. The validity, construction, interpretation and effect of this Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to the conflicts of laws provisions thereof.

11.            Notice. Any notice to the Company provided for in this instrument shall be addressed to the Company in care of the General Counsel at the corporate headquarters of the Company, and any notice to the Participant shall be addressed to such Participant at the current address shown on the records of the Company. Any notice shall be delivered by hand or enclosed in a properly sealed envelope addressed as stated above, registered and deposited, postage prepaid, in a post office regularly maintained by the United States Postal Service or by electronic mail to legal@innodata.com.

12.           Company Policies. The Participant agrees that, subject to the requirements of applicable law, the Stock Units, and the right to receive and retain any Company Stock covered by this Agreement, shall be subject to any applicable clawback or recoupment policies, share trading policies and other policies that may be implemented by the Board or imposed under applicable rule or regulation from time to time.

13.           Application of Section 409A of the Code. This Agreement is intended to be exempt from Section 409A of the Code under the “short-term deferral” exception and to the extent this Agreement is subject to Section 409A of the Code, it will in all respects be administered in accordance with Section 409A. Notwithstanding the foregoing, if the Stock Units constitute “deferred compensation” under Section 409A of the Code and the Stock Units become vested and settled upon the Participant’s termination of employment, payment with respect to the Stock Units shall be delayed for a period of six months after the Participant’s termination of employment if the Participant is a “specified employee” as defined under Section 409A of the Code and if required pursuant to Section 409A of the Code. If payment is delayed, the Stock Units shall be settled and paid within thirty (30) days after the date that is six (6) months following the Participant’s termination of employment. Payments with respect to the Stock Units may only be paid in a manner and upon an event permitted by Section 409A of the Code, and each payment under the Stock Units shall be treated as a separate payment, and the right to a series of installment payments under the Stock Units shall be treated as a right to a series of separate payments. In no event shall the Participant, directly or indirectly, designate the calendar year of payment. The Company may change or modify the terms of this Agreement without the Participant’s consent or signature if the Company determines, in its sole discretion, that such change or modification is necessary for purposes of compliance with or exemption from the requirements of Section 409A of the Code or any regulations or other guidance issued thereunder.

[Signature Page Follows]

IN WITNESS WHEREOF, the Company has caused its duly authorized officer to execute this Agreement, and the Participant has executed this Agreement, effective as of the Date of Grant.

INNODATA INC.

Name: Rahul Singhal
Title: President and CEO

I hereby accept the award of Stock Units described in this Agreement, and I agree to be bound by the terms of the Plan and this Agreement. I hereby agree that all decisions and determinations of the Committee with respect to the Stock Units shall be final and binding.

Date	Participant

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